Exhibit 3.8

ARTICLES OF INCORPORATION

FIRST: The name of the corporation is COEUR EXPLORATIONS, INC.

SECOND: The period of its duration is perpetual.

THIRD: The purpose or purposes for which the corporation is organized are: the transaction of any or all lawful business for which corporations may be incorporated under the Idaho Business Corporations Act.

FOURTH: It shall have authority to issue Two Thousand, Five Hundred (2,500) common, non-assessable shares, all of one class, having no par value. Shareholders shall not have any pre-emptive right to acquire unissued or treasury shares or securities convertible into such shares or carrying a right to subscribe to or acquire shares.

FIFTH: The address of its initial registered office is 416 River Street; Wallace, Idaho 83873. The name of its initial registered agent at such address is Justin L. Rice.

SIXTH: The number of directors constituting its initial board of directors is six (6), whose names and addresses are:

Justin L. Rice

416 River Street

Wallace, Idaho 83873

Dennis E. Wheeler

412 River Street

Wallace, Idaho 83873

David E. P. Lindh

39 Bellevue Avenue

Newport, Rhode Island 02840

Earl Chilcott

401 South Division Street

Kellogg, Idaho 83837

E. N. Pennebaker

P.O. Box 817

Scottsdale, Arizona 85252

Oscar G. Reiman

W. 628 23rd

Spokane, Washington 99203

SEVENTH: The name and address of each incorporator is:

Coeur d’Alene Mines Corporation

416 River Street

Wallace, Idaho 83873

COEUR D’ALENE MINES CORPORATION
(Incorporator)

By:	/s/ Justin L. Rice
JUSTIN L. RICE, President

Dated this 1st day of August, 1979.

STATE OF IDAHO	)
) ss.
County of Shoshone	)

On this 1st day of August, 1979, before me, the undersigned, a Notary Public for the State of Idaho, personally appeared Justin L. Rice, President of the Coeur d’Alene Mines Corporation, the corporation whose name is subscribed to the foregoing instrument and acknowledged to me that such corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year in this certificate first above written.

/s/ illegible
Notary Public in and for the State of Idaho.
Residing at Wallace Idaho.

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